Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-234551) pertaining to the Centogene N.V. Long-Term Incentive Plan of our report dated April 23, 2020, with respect to the consolidated financial statements of Centogene N.V. included in this Annual Report (Form 20-F) for the year ended December 31, 2019.

/s/ Ingo Röders	/s/ Christian Patzelt
Wirtschaftsprüfer	Wirtschaftsprüfer
(German Public Auditor)	(German Public Auditor)

Ernst & Young GmbH Wirtschaftsprüfungsgesellschaft

Berlin, Germany

April 23, 2020